Exhibit 4.9(xiii)

Portions of this exhibit have been omitted in accordance with Form 20-F’s Instructions as to Exhibits.

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED.

Loan Contract for Working Capital

Contract No.: Z2529LN15641448

Loan Contract for Working Capital

(Applicable to Smart Intellectual Property Loan Credit Business)

Bank of Communications Co., Ltd.

Loan Contract for Working Capital

Contract No.: Z2529LN15641448

Loan Contract for Working Capital

(Applicable to Smart Intellectual Property Loan Credit Business)

Important Notice

The borrower and the co-borrower are requested to carefully read the entire contract, especially the clauses marked with ▲▲ and in bold font. In case of any questions, promptly request the lender for clarification.

Whereas the borrower and the co-borrower apply to the lender for a working capital loan facility under the Smart Intellectual Property Loan Credit business, to clarify the rights and obligations of the three parties, the borrower and the co-borrower, through negotiation with the lender, have entered into this contract.

Article 1 Definitions

"Smart Intellectual Property Loan Credit" business refers to the credit business for small and micro enterprises where the lender uses the tax data declared and recorded by the borrower with the tax authorities as the primary basis for facility assessment, employs data analysis technology for evaluation, and grants loans to the borrower for its daily working capital needs.

"Co-borrower" refers to the natural person who assumes joint repayment responsibility with the borrower under this contract.

"Facility" refers to the maximum amount of the loan balance (under a revolving facility) that the lender may grant to the borrower in accordance with the terms of this contract.

"Revolving Facility" means that the borrower may apply to use the facility multiple times to obtain loans in accordance with the terms of this contract, provided that the loan balance does not exceed the agreed facility amount.

"Loan Balance" refers to the sum of the principal amounts of loans obtained by the borrower under this contract that have not yet been repaid.

"Available Facility" refers to the amount of the facility after deducting the loan balance.

"Credit Period" refers to the period during which the lender may disburse loans to the borrower based on the borrower's application and the terms of this contract. It is the period for loan origination, not the loan term.

"Loan Term" refers to the term of each loan as determined by the three parties in the corresponding "Bank of Communications Loan Facility Utilization Application" (hereinafter referred to as the "Facility Utilization Application").

"Loan Prime Rate (LPR)" refers to the loan prime rate applicable to renminbi loans published by the National Interbank Funding Center on the 20th of each month (or the next business day if it falls on a holiday).

"Corporate Electronic Banking" refers to Bank of Communications corporate online banking, corporate mobile banking, and other corporate electronic banking channels.

"Corporate Electronic Banking Online Self-Service Drawdown" refers to the function whereby, when the online self-service drawdown channel is available on the borrower's activated corporate electronic banking, after the relevant facility utilization application materials and conditions submitted by the borrower are reviewed and approved by the lender, and the "Facility Utilization Application" signed by the borrower and co-borrower via corporate electronic banking is reviewed and approved by the lender, the loan disbursement under the corresponding drawdown application is completed. This is hereinafter referred to as "Online Self-Service Drawdown".

"Bank Receipt" refers to the valid voucher provided by the lender to the borrower after loan disbursement as the basis for accounting treatment.

"Bank Business Day" or "Business Day" refers to a day on which the lender's local bank is open for corporate business, excluding statutory holidays and rest days (except days open due to holiday adjustments). If the due date for performance of obligations such as disbursement, repayment, interest payment, or maturity falls on a non-bank business day, it shall be postponed to the next bank business day.

"Related Persons" refers to the authorized handlers, agents, legal representatives, responsible persons, controlling shareholders or actual controllers, beneficial owners, and other directly or indirectly related persons of the borrower or co-borrower.

"Business Related Parties" refers to the transaction parties under the underlying transaction contract and other relevant entities related to the transaction besides the transaction parties, as well as the authorized handlers, agents, legal representatives, responsible persons, controlling shareholders or actual controllers, beneficial owners, and other parties of such transaction parties and relevant entities.

Terms such as related parties, related party transactions, and key management personnel have the same meanings as those defined in the "Accounting Standards for Business Enterprises No. 36 - Disclosure of Related Parties" (Cai Kuai [2006] No. 3) promulgated by the Ministry of Finance and any subsequent amendments thereto.

"ESG Risk" refers to environmental, social, and governance risks.

Article 2 Utilization of the Facility

2.1 When the borrower applies to utilize the facility, it shall complete a "Facility Utilization Application". The facility may only be utilized after review and approval by the lender. If the borrower uses the Online Self-Service Drawdown function, the "Facility Utilization Application" shall be signed via corporate electronic banking in accordance with Article 15.4 of this contract.

2.2 Each utilization of the facility is subject to the satisfaction of all of the following conditions:

(1) The loan balance does not exceed the facility amount;

(2) The requested loan amount does not exceed the available facility;

(3) The application date and disbursement date fall within the credit period;

(4) The loan term and maturity date comply with the terms of this contract;

(5) Any guarantee contracts under this contract (if any) have become effective and remain in full force; if the guarantee contract is a mortgage contract and/or pledge contract, the security interest has been created and remains in full force;

(6) The borrower has completed all government permits, approvals, registrations, or other procedures legally required and requested by the lender for the loan application, and such permits, approvals, or registrations remain in full force;

(7) After the effective date of this contract, there has been no material adverse change in the borrower's business or financial condition, no deterioration in the co-borrower's creditworthiness, and no major incident or other event that has or may have a material adverse effect on the repayment ability of the borrower or co-borrower;

(8) The borrower's application complies with the relevant rules and regulations of the lender;

(9) Neither the borrower nor the co-borrower has committed any act in breach of this contract;

(10) The payment method for the loan complies with the terms of this contract; if the lender's entrusted payment method is adopted, the lender agrees to make the payment.

2.3 If the lender agrees to disburse the loan, the final disbursement information shall be subject to the content of the bank receipt. The "Facility Utilization Application" shall serve as the "Loan Voucher".

2.4 If the currency specified in the "Facility Utilization Application" differs from the currency of the facility, solely for the purpose of determining the available facility, the exchange rate published by Bank of Communications Co., Ltd. shall apply.

The exchange rate shall be converted based on the daily opening exchange rate published by the Bank of Communications Co., Ltd. If no directly applicable exchange rate is available, the exchange rate shall be determined by the Bank of Communications Co., Ltd. in a reasonable manner.

2.5 After the borrower becomes a shareholder of the guarantor or a "de facto controller" as defined in the Company Law, and until the guarantor provides a resolution of its shareholders' meeting (or shareholders' general meeting) agreeing to provide a guarantee for the borrower that is acceptable to the lender, the lender has the right to suspend or cancel the borrower's unused loan facility.

Article 3: Interest Rate and Calculation of Interest

3.1 Basic Rules for Determining the Interest Rate

3.1.1 The annual interest rate (simple interest) for the loan under this contract shall be negotiated by the three parties for each drawdown and agreed upon in the facility utilization application. If the annual interest rate is determined based on a pricing benchmark, the annual interest rate value shall be calculated by adding (or subtracting) points (1 basis point equals 0.01%, and 1 percentage point equals 100 basis points) to the pricing benchmark agreed upon in the facility utilization application.

3.1.2 If the three parties agree in the facility utilization application to apply a fixed interest rate, and a specific value is recorded in the fixed interest rate field, the specific interest rate for each loan shall be the value recorded in the fixed interest rate field of the facility utilization application. Such specific value shall be determined based on the specific value of the loan prime rate (LPR) applicable on the pricing benchmark effective date agreed upon in the facility utilization application (hereinafter referred to as the "LPR value"), plus or minus the point value agreed upon in the facility utilization application. If no specific value is recorded in the fixed interest rate field, the specific interest rate for each loan shall be determined based on the LPR value applicable on the pricing benchmark effective date agreed upon in the facility utilization application, plus or minus the point value agreed upon in the facility utilization application.

If the three parties agree in the facility utilization application to apply a floating interest rate, the specific interest rate for each loan shall be determined based on the LPR value applicable on the pricing benchmark effective date agreed upon in the facility utilization application, plus or minus the point value, the interest rate floating rule, the interest rate floating period, the unit of the interest rate floating period, and the specific date floating start date (if applicable) as agreed upon in the facility utilization application.

3.1.3 Daily interest rate = monthly interest rate / 30, monthly interest rate = annual interest rate / 12.

3.2 Interest rate at disbursement

The loan interest rate at the time of disbursement of each loan shall be determined based on the LPR value applicable on the "pricing benchmark effective date" agreed upon in the corresponding facility utilization application, plus or minus the point value agreed upon in the facility utilization application. The "pricing benchmark effective date" is defined as day T, and the LPR value applicable on day T shall be the loan prime rate (LPR) value most recently published prior to day T.

3.3 Adjustment of interest rate

3.3.1 If the facility utilization application records a fixed interest rate, the recorded interest rate shall apply to that loan throughout the entire loan term.

3.3.2 If the Facility Utilization Application records a floating interest rate, the loan interest rate adjustment date for that loan shall be determined in accordance with the interest rate floating rule, the interest rate floating period, the unit of the interest rate floating period, the specific date floating start date (if applicable) as agreed upon in the Facility Utilization Application, and the relevant provisions of this contract. The adjusted interest rate shall apply from the loan interest rate adjustment date.

3.3.2.1 During the loan term, based on the "floating by loan disbursement date" or "floating by specific start date" selected under the "interest rate floating rule" section, the period for calculating the loan interest rate adjustment shall commence from the "loan disbursement date" or the "specific date floating start date". The blank field for the interest rate floating period shall be filled with the number of periods for the interest rate floating, and the unit of the interest rate floating period may be selected as daily or monthly. If the number of interest rate floating periods is filled as "1" and the unit is selected as "daily", then each day from the "loan disbursement date" or the "specific date floating start date" shall be a loan interest rate adjustment date. If the number of interest rate floating periods is filled as "3" and the unit is selected as "daily", then the day immediately following each period of 3 days from the "loan disbursement date" or the "specific date floating start date" shall be a loan interest rate adjustment date. If the number of interest rate floating periods is filled as "1" and the unit is selected as "monthly", then the day immediately following each period of 1 month from the "loan disbursement date" or the "specific date floating start date" shall be a loan interest rate adjustment date. If the number of interest rate floating periods is filled as "3" and the unit is selected as "monthly", then the day immediately following each period of 3 months from the "loan disbursement date" or the "specific date floating start date" shall be a loan interest rate adjustment date, and so forth.

3.3.2.2 The loan interest rate on the loan interest rate adjustment date shall be determined based on the LPR Value applicable on that loan interest rate adjustment date. Unless otherwise agreed in this contract or the three parties mutually agree to adjust the interest rate addition (or subtraction) point value, the number of interest rate addition (or subtraction) points shall remain as agreed in the corresponding Facility Utilization Application for that loan. The "loan interest rate adjustment date" is defined as day T, and the LPR Value applicable on day T shall be the Loan Prime Rate (LPR) value most recently published prior to day T.

3.3.3 If the Loan Prime Rate (LPR) is abolished due to regulatory requirements or its publication by the relevant issuing institution ceases, the three parties shall separately negotiate and adjust the interest rate for that loan; however, the adjusted interest rate shall not be lower than the interest rate applicable at that time. If the three parties fail to reach an agreement on the adjusted interest rate within one month from the date the LPR is abolished or its publication ceases, the lender has the right to declare the loan immediately due and payable.

3.3.4 The three parties may, upon mutual agreement on each loan interest rate adjustment date, adjust the value of the interest rate addition (or subtraction) points for the corresponding loan interest rate.

3.4 The penalty interest rate for overdue loans shall be 50% above the interest rate agreed in this contract. The penalty interest rate for misappropriated loans shall be 100% above the interest rate agreed in this contract. For floating rate loans, if the Loan Prime Rate (LPR) is adjusted, the lender has the right to correspondingly adjust the penalty interest rate applicable to each loan. The new penalty interest rate shall apply from the loan interest rate adjustment date agreed in the corresponding facility utilization application.

3.5 Calculation of interest

3.5.1 Normal interest = the interest rate agreed in this contract multiplied by the disbursed loan amount multiplied by the number of days outstanding. The number of days outstanding shall be calculated from the disbursement date (inclusive) to the maturity date (exclusive). If the maturity date falls on a non-business day, it shall be postponed, and the postponed period shall be included in the number of days outstanding, with interest still calculated in accordance with this contract.

3.5.2 Penalty interest on overdue loans and misused loans shall be calculated based on the overdue or misused amount and the actual number of days (from the date of overdue or misuse (inclusive) to the date of full repayment of principal and interest (exclusive)).

3.5.3 If the calculated interest or penalty interest results in a large number of decimal places, the lender shall round the result to two decimal places.

3.6 If the borrower repays the loan early or the lender recovers the loan early in accordance with this contract, the corresponding interest rate tier shall not be adjusted and shall remain as agreed in this contract.

Article 4 Disbursement of the loan

4.1 The disbursement account designated by the borrower shall be as specified in the facility utilization application. If the disbursement account designated by the borrower is a dedicated loan disbursement account opened with the lender, the disbursement and payment of the loan shall be processed through this account. This account shall be used solely for the disbursement and outward payment of loan funds, may only issue settlement business application vouchers, and may not be used for checks, drafts, bank acceptance drafts, or other settlement instruments. It may not be used for other settlement purposes. When the borrower makes independent payments for the transfer of loan funds, such transfers must be processed at the counter of the account-opening branch. Deposit interest on this account shall be credited to the borrower's repayment account.

4.2 When the borrower draws the loan in accordance with this contract, the borrower shall specify the payment method (lender-directed payment or borrower-directed payment). Only one payment method may be used for each drawdown.

4.3 Lender-directed payment means that, after disbursing the loan in accordance with this contract, the lender directly pays the loan funds from the borrower's account to the borrower's transaction counterparties that meet the purposes specified in this contract, based on the borrower's letter of instruction for directed payment. If the amount of a single payment exceeds the limit for borrower-directed payment or meets any of the conditions set forth in Article 17.3, the lender-directed payment method shall be adopted. If the lender-directed payment method is adopted, the borrower shall submit to the lender a facility utilization application, a corresponding letter of instruction for directed payment, and other materials required by the lender (including but not limited to transaction documents such as commercial contracts, invoices, and receipts), specifying the amount of the loan to be drawn and the payees and amounts. The amount of the loan to be drawn shall equal the total amount payable.

If the payment proposed by the borrower does not comply with this contract or the corresponding commercial contract, or has other defects, the lender has the right to refuse the payment and return the letter of instruction for directed payment submitted by the borrower.

If the lender agrees to make the payment, but the payment cannot be made or a payment refund occurs due to incorrect information provided by the borrower, the borrower shall resubmit the relevant documents and materials containing correct information within the time limit prescribed by the lender. The lender shall not be liable for any delay or failure of payment resulting therefrom.

4.4 Borrower-directed payment means that, after the lender disburses the loan funds to the borrower's account in accordance with this contract, the borrower independently pays such funds to the borrower's transaction counterparties that meet the purposes specified in this contract. If the borrower-directed payment method is adopted, the borrower shall submit to the lender a facility utilization application, a statement on the use of funds, and other materials required by the lender. The borrower shall periodically report to the lender on the payment status of the loan funds. The lender has the right to verify whether the loan payments comply with the agreed purposes through account analysis, document inspection, on-site investigation, or other means. The borrower and the joint borrower shall cooperate with the lender's verification.

Article 5 Repayment of the Loan

5.1 The borrower's repayment account shall be as specified in the facility utilization application. If multiple repayment accounts are specified, the lender may use funds from any one of such accounts for loan repayment. The borrower and the joint borrower shall repay the loan in accordance with the repayment dates and amounts set forth in the corresponding facility utilization application.

5.2 The repayment arrangements for principal and interest agreed upon by the borrower, the joint borrower, and the lender in the facility utilization application represent the true intention of all three parties, reached voluntarily after negotiation. Under the repayment arrangement chosen by the three parties, whether principal is fully repaid before interest does not affect the repayment obligations of the borrower and the joint borrower for interest payable. The borrower and the joint borrower shall not raise any defense against the repayment of interest payable on this basis. Under any repayment arrangement, the borrower and the joint borrower shall bear the responsibility for repaying all principal and interest payable.

5.3 When the funds repaid by the borrower and the joint borrower (including voluntary repayments by the borrower and the joint borrower and amounts deducted by the lender in accordance with this contract) are insufficient to fully satisfy all debts, the following order shall apply:

(1) Such funds shall first be applied to satisfy unpaid fees due. If the principal and interest are overdue for less than 90 days, the balance after satisfying fees shall first be applied to satisfy overdue interest, penalty interest, or compound interest, and then to satisfy overdue principal. If the principal or interest is overdue for 90 days or more, the balance after satisfying fees shall first be applied to satisfy overdue principal, and then to satisfy overdue interest, penalty interest, or compound interest.

(2) If the borrower has multiple debts (including debts owed to the lender under other contracts), the lender has the right to determine, at its sole discretion, the order of application of repayments to each of the borrower's debts, provided that such order does not violate any mandatory provisions of applicable laws, regulations, rules, or relevant regulatory requirements. The lender shall notify the borrower of the result of the application of repayments to the debts. This is subject to any separate agreement among the three parties on this matter.

Article 6 Representations and Warranties of the Borrower and the Joint Borrower

6.1 The borrower is duly established and validly existing. Both the borrower and the joint borrower have all necessary legal capacity to perform their obligations under this contract and to assume civil liability in their own names.

6.2 The execution and performance of this contract represent the true intention of the borrower and the joint borrower and have been subject to all necessary consents, approvals, and authorizations, and are free from any legal defects.

6.3 The business operations of the borrower and the joint borrower are lawful and compliant, and they have ongoing operational capacity, have lawful sources of repayment, are not involved in material ESG risks, and have no material adverse credit records. The senior management of the borrower has no adverse records.

6.4 All documents, statements, materials, and information provided by the borrower and the joint borrower to the lender during the execution and performance of this contract are true, accurate, complete, and valid. No information that may affect the borrower's financial condition or repayment capacity has been concealed from the lender. Since the date of the latest financial statements, there has been no material adverse change in the borrower's financial condition. The borrowing matters comply with applicable laws and regulations.

6.5 Neither the borrower nor the joint borrower, nor their related persons or business counterparties, are included in any sanctions list published by the United Nations or relevant countries, organizations, or institutions, nor are they included in any list of enterprises or individuals associated with terrorism, money laundering, or anti-sanctions-related risks published by Chinese government authorities or competent bodies. They are not located in any country or region subject to sanctions by the United Nations or relevant countries, organizations, or institutions.

6.6 The borrower and the joint borrower undertake to comply with national anti-money laundering laws, regulations, and related policy requirements, and not to engage in or assist others in engaging in illegal or irregular activities such as money laundering, terrorist financing, tax evasion, evasion of bank debts, cash withdrawal, telecommunications fraud, or illegal fundraising. They shall actively cooperate with the lender in carrying out anti-money laundering work, including customer identification, transaction record keeping, due diligence on customer identity and transaction background, and reporting of large and suspicious transactions, and shall provide relevant supporting materials as required by the lender.

6.7 If, based on the ESG risks faced by the borrower's industry, the borrower is classified as a category A or B customer, the borrower undertakes that:

(1) The borrower's internal management documents related to ESG risks comply with legal and regulatory requirements and are effectively implemented;

(2) The borrower is not involved in any material litigation related to ESG risks;

(3) All actions and performance of the borrower related to ESG risks are compliant.

Article 7 Rights and Obligations of the Lender

7.1 The lender has the right to recover the loan principal, interest (including compound interest, overdue interest, and penalty interest for misappropriated loans), and collect fees payable by the borrower and the joint borrower in accordance with this contract. The lender has the right to decide to recover the loan early based on the borrower's capital return situation, and to exercise other rights provided by law or stipulated in this contract.

7.2 During the performance of this contract, the lender shall only conduct a formal review of the materials provided by the borrower and the joint borrower. The lender shall not be liable if the lender fails to complete entrusted payment in a timely manner due to the materials provided by the borrower or the joint borrower being untrue, inaccurate, or incomplete, or due to the borrower's breach of this contract in handling payment.

7.3 The lender shall disburse the loan and handle payment in accordance with this contract. The lender shall not be liable for any failure to disburse the loan or handle payment on time due to any of the following reasons, but shall promptly notify the borrower: freezing of the borrower's designated disbursement account, freezing of the payee's account, force majeure, communication or network failure, lender's system failure, etc., unless otherwise agreed in this contract.

7.4 In accordance with regulatory requirements that the lender must follow, the lender shall conduct dynamic risk assessments of the borrower regarding money laundering, terrorist financing, tax evasion, and other related risks. If the lender considers that the borrower and its related business involve a high risk of money laundering, terrorist financing, or tax evasion, the lender has the right to take one or all of the measures stipulated in Article 9.2.

7.5 The lender has the right to participate in the borrower's major financing, asset sales, mergers, divisions, shareholding system reforms, bankruptcy liquidation, and other activities in accordance with laws, regulations, and the provisions of this contract, in order to protect the lender's claims.

Article 8 Obligations of the Borrower and the Joint Borrower

8.1 The borrower and the joint borrower shall repay the loan principal and pay interest under this contract in accordance with the time, amount, currency, and interest rate specified in this contract and the corresponding facility utilization application.

The borrower's designated capital return account shall be used to receive corresponding sales revenue or planned repayment funds. If the corresponding sales revenue is settled in non-cash form, the borrower shall ensure that the funds are transferred to the capital return account promptly upon receipt. The borrower shall provide information on the inflows and outflows of the capital return account as required by the lender.

8.2 The borrower shall use the facility in accordance with the purposes stipulated in this contract and shall use the loan in accordance with the purposes specified in the corresponding facility utilization application. The borrower shall not misappropriate the loan for other purposes, re-lend the loan, or use the loan for shareholder dividends, or investments in financial assets, fixed assets, equity, etc. The borrower shall not use the loan for paying bonuses, dividends, or other items, paying fines, artificially increasing fiscal revenue, adding to local government hidden debt, illegally flowing into the real estate market, or any other fields or purposes prohibited by the state.

The borrower shall draw down the loan funds in the agreed manner and shall not circumvent the lender's entrusted payment by splitting the amount. If the borrower uses self-payment, the borrower shall use the loan within a reasonable time as required by the lender's regulatory authorities, and the payment of loan funds shall comply with the provisions of this contract.

8.3 The borrower and the joint borrower shall bear the settlement fees (if any) for the payment of loan funds (including entrusted payment by the lender and self-payment by the borrower). The specific fees shall be implemented in accordance with laws, regulations, rules, regulatory provisions, and the Bank of Communications Service Fee Schedule published by the lender and in effect at the time.

If the disbursement account is a dedicated loan disbursement account, and when the loan funds are paid (including entrusted payment by the lender and self-payment by the borrower), if the payee's account is not an account opened at Bank of Communications, the payment may be processed through the People's Bank of China payment system or the local clearing system.

If the disbursement account is not a dedicated loan disbursement account, and when the loan funds are paid (including entrusted payment by the lender and self-payment by the borrower), if the payee's account is an account at a different bank in a different location, the payment shall be processed through the People's Bank of China payment system.

8.4 The borrower and the joint borrower shall cooperate with the lender in loan payment management, post-lending management, monitoring of loan usage, and monitoring of the borrower's operating conditions, supervision and inspection, and timely provision of financial statements, records of loan fund usage and materials, information on related parties and related party transactions, ESG risk reports, and other materials and information as required by the lender for post-lending risk management, and ensuring that all documents, materials, and information provided are true, complete, and accurate.

8.5 If any of the following events occurs with respect to the borrower or any joint borrower, the borrower shall notify the lender in writing at least 30 days in advance and shall not take any action until all principal and interest under this contract have been repaid or a repayment plan and guarantee acceptable to the lender have been provided:

(1) selling, donating, leasing, lending, transferring, mortgaging, pledging, or otherwise disposing of all or a substantial portion of its assets or material assets;

(2) undergoing significant changes in its operational system or form of property rights organization, including but not limited to implementing contracting, leasing, joint operation, corporate restructuring, shareholding cooperative restructuring, enterprise sale, merger (consolidation), joint venture (cooperation), division, establishment of subsidiaries, equity transfer, property rights transfer, capital reduction, etc.;

(3) making outward investments, providing outward guarantees, or materially increasing debt financing that may affect its debt repayment ability.

8.6 The borrower shall notify the lender in writing within 7 days from the date on which any of the following events occurs or is likely to occur, and shall cooperate in submitting relevant certifications as required by laws, regulations, regulatory provisions, and the lender.

(1) the borrower or its related party amends its articles of association, changes its enterprise name, legal representative (responsible person), domicile, correspondence address, or business scope, or other industrial and commercial registration items, or makes decisions that have a material impact on its financial or personnel matters;

(2) the borrower, its related party, or the guarantor intends to apply for bankruptcy or is or may be petitioned for bankruptcy by creditors;

(3) the borrower or its related party is involved in material litigation, arbitration, or administrative measures, or its principal assets or the collateral under this contract are subject to property preservation or other compulsory measures, or the safe and intact condition of its principal assets or the collateral under this contract is or may be affected, or their value has decreased or may decrease;

(4) the borrower or its related party provides a guarantee for a third party, which has a material adverse effect on its economic condition, financial condition, or ability to perform its obligations under this contract;

(5) the borrower or its related party enters into a contract that has a material impact on its operations and financial condition;

(6) the borrower repays debts not yet due in advance or gives priority to repaying other due debts, adds any form of guarantee such as new pledges or mortgages for other existing debts, or makes any arrangement with a similar effect or signs related documents;

(7) the borrower, its related party, or the guarantor suspends production, ceases business, dissolves, is ordered to suspend operations for rectification, is revoked, or has its business license revoked;

(8) the borrower or its related party, the principal investors of the borrower or its related party, or the legal representative (responsible person), directors, or key management personnel of the borrower or its related party are missing, involved in violations of laws or regulations, violate applicable exchange rules, or experience abnormal changes;

(9) the borrower or its related party experiences serious operational difficulties, deterioration of financial condition, or other events that have a negative impact on the operations, financial condition, debt repayment ability, or economic condition of the borrower or its related party;

(10) a related party transaction occurs, and the transaction amount reaches or exceeds 10% of the most recently audited net assets;

(11) before all debts under this contract are fully repaid, the borrower becomes or may become a shareholder of the guarantor or a "de facto controller" as defined in the Company Law;

(12) the borrower or its related party causes a liability accident or is exposed by the media due to violations of laws, regulations, regulatory provisions, national policies, or industry standards;

(13) the borrower or its related party experiences a safety or environmental accident;

(14) the controlling or controlled relationship between the borrower's related party and the borrower changes;

(15) a material equity change occurs with respect to the borrower or its related party;

(16) the audit opinion issued by the borrower's external auditor on its financial statements is not a standard unqualified opinion;

(17) the borrower is or may be investigated, penalized, or subjected to other similar measures by competent authorities due to violations of laws and/or regulatory requirements;

(18) the borrower or its related persons or business counterparties are included in sanctions lists published by the United Nations and relevant countries, organizations, or institutions, or in risk lists related to terrorism, money laundering, or anti-sanctions published by Chinese government departments or competent authorities; or the country or region where the borrower or its related persons or business counterparties are located is included in the sanctions list of countries and regions published by the United Nations and relevant countries, organizations, or institutions;

(19) other material adverse events occur that affect the debt repayment ability of the borrower or its related party;

(20) based on the ESG risks faced by the industry to which the borrower belongs, if the borrower is a Class A or Class B customer, any of the following events occurs or may occur with respect to the borrower:

(i) various permits, approvals, and authorizations related to ESG risks during the commencement, construction, operation, and shutdown processes;

(ii) assessments and inspections of the borrower's ESG risks by regulatory authorities or institutions recognized by them;

(iii) the construction and operation of supporting environmental facilities;

(iv) the discharge of pollutants and compliance status;

(v) the safety and health of employees;

(vi) major complaints or protests from neighboring communities against the borrower;

(vii) major environmental or social claims;

(viii) other material circumstances deemed by the lender to be related to ESG risks.

8.7 If any guarantee under this contract undergoes a change that is detrimental to the lender's creditor rights, the borrower shall, at the lender's request, promptly provide other guarantees acceptable to the lender.

The term "change" in this paragraph includes but is not limited to: merger, division, suspension of production, cessation of business, dissolution, suspension of operations for rectification, revocation, revocation of business license, application for or being petitioned for bankruptcy of the guarantor; material changes in the guarantor's operations or financial condition; the guarantor being involved in material litigation, arbitration, or administrative measures, or its principal assets being subject to property preservation or other compulsory measures; the safe and intact condition of the collateral being or likely to be affected; the value of the collateral decreasing or likely to decrease, or the collateral being subject to compulsory measures such as seizure or property preservation; the guarantor or its legal representative (responsible person) being involved in any of the circumstances described in items (2), (3), (7), (8), (9), (12), (13), (17), or (18) of clause 8.6.

or its key management personnel are involved in violations of laws, regulations, or applicable exchange rules; if the guarantor is an individual, the guarantor is missing, deceased (or declared deceased);

there is a default under the guarantee contract; a dispute arises between the guarantor and the borrower; the guarantor requests termination of the guarantee contract; the guarantee contract is not effective, is invalid, or is revoked; the security interest is not created or is invalid; or any other event occurs that affects the security of the lender's claims.

8.8 The borrower undertakes that, from the date of execution of this contract until the full repayment of all principal, interest, and related expenses under this contract, the borrower's financial indicators, external institution ratings, and operating qualifications/licenses shall at all times comply with the contractual requirements. If any operating qualification/license requires annual review, such review shall be completed on time.

8.9 The borrower and the co-borrower warrant that neither the borrower, the co-borrower, nor their employees or agents shall, in any form, provide, give, request, or accept any material benefits (including but not limited to cash, physical gift cards, travel, etc.) or other non-material benefits beyond those stipulated in this contract to or from the lender or the lender's employees; nor shall they directly or indirectly use any funds or services provided by the lender for any activities related to corruption or bribery. If the borrower or the co-borrower becomes aware of any circumstance violating this clause, they shall promptly, truthfully, completely, and accurately provide leads and relevant information to the lender and cooperate with related matters as required by the lender.

8.10 The co-borrower and the borrower bear identical repayment obligations. Once the lender has disbursed the loan in accordance with this contract, the lender may claim the entire debt against either the borrower or the co-borrower. Neither the borrower nor the co-borrower may refuse to perform their repayment obligations to the lender based on any internal agreement regarding debt allocation or any other objection. The borrower may not refuse to perform repayment obligations on the grounds that the loan was used or misappropriated by the co-borrower, and the co-borrower may not refuse to perform repayment obligations on the grounds that the loan was used or misappropriated by the borrower.

8.11 The co-borrower shall notify the lender in writing within 7 days from the occurrence or possible occurrence of any of the following events:

(1) any litigation, arbitration, administrative measure, property preservation measure, enforcement measure, or other materially adverse event that has or may have a material adverse effect on the co-borrower's repayment ability;

(2) a material change in the co-borrower's or their family members' employment or income;

(3) a change in the co-borrower's name, domicile, contact information, business scope, or methods;

(4) a change in the trade name, or in the domicile, capital contribution amount, or capital contribution method of other investors;

(5) the co-borrower sells, leases, transfers, or otherwise disposes of all or a substantial part of the assets of the business;

(6) adverse changes occur in the transaction for which the loan is intended, or abnormal progress in the transaction;

(7) any other circumstances where repayment ability is or may be lost.

8.12 If, based on the ESG risks faced by the borrower's industry, the borrower is classified as a Category A or Category B customer, the borrower shall assume the following obligations:

(1) establish and improve an internal ESG risk management system, which shall specify in detail the responsibilities, obligations, and disciplinary measures for the relevant responsible personnel of the borrower;

(2) establish and improve emergency response mechanisms and measures for ESG risk incidents;

(3) establish a dedicated department and/or designate dedicated personnel responsible for ESG risk management;

(4) cooperate with the lender or a third party approved by the lender in the assessment and inspection of the borrower's ESG risks;

(5) provide appropriate responses or take other necessary actions when there is strong public or stakeholder质疑 regarding the borrower's performance in controlling ESG risks;

(6) urge the borrower's critical related parties to strengthen management to prevent the contagion of ESG risks from related parties to the borrower;

(7) perform other obligations that the lender considers relevant to controlling ESG risks.

Article 9 Adjustment of Facility, Acceleration of Loan, and Risk-Based Repricing

9.1 The occurrence of any of the following events shall constitute an "event of acceleration" under this contract:

(1) the borrower or the co-borrower fails to repay the loan principal or pay interest as stipulated in any utilization request under this contract;

(2) any representation or warranty made by the borrower or the co-borrower under this contract is untrue;

(3) any event requiring notification under clauses 8.6 or 8.11 actually occurs, affecting or potentially affecting the security of the lender's claims or increasing the lender's risk;

(4) changes in laws, regulations, or regulatory policies render the lender's disbursement of the loan under this contract illegal or potentially illegal or non-compliant;

(5) the borrower or the co-borrower commits a default under other contracts with the lender or contracts with third parties, or their debts are or may be declared accelerated;

(6) abnormal use of loan funds by the borrower or circumvention of entrusted payment;

(7) the borrower misappropriates loan funds;

(8) the designated disbursement account of the borrower is frozen or deducted by a competent authority;

(9) if, based on the ESG risks faced by the borrower's industry, the borrower is classified as a Category A or Category B customer, any of the following events occurs:

(i) the borrower is penalized by relevant government authorities due to poor ESG risk management;

(ii) the borrower faces strong public and/or media criticism due to poor ESG risk management, and such circumstances are verified to exist;

(iii) the borrower breaches its obligations regarding ESG risk management stipulated in other contracts with the lender.

(10) the borrower or the co-borrower breaches any other provision of this contract.

9.2 Upon the occurrence of any "event of acceleration," the lender shall be entitled to take one, several, or all of the following measures:

(1) reduce, suspend, or cancel the facility under this contract;

(2) cease or suspend the disbursement of any undrawn loan to the borrower;

(3) cease or suspend the processing of payments for any drawn but unused loan of the borrower;

(4) require the borrower to negotiate with the lender within a specified time limit to supplement the conditions for loan disbursement and payment;

(5) require the borrower to change the payment method as requested by the lender;

(6) implement the risk repricing of the loan in accordance with the provisions of clause 9.3;

(7) unilaterally declare all outstanding loan principal under the contract to be immediately due and require the borrower and the co-borrower to immediately repay all due loan principal and settle all interest;

(8) downgrade the borrower's loan risk classification as required by regulatory authorities;

(9) pursue the borrower's legal liability.

9.3 Based on the borrower’s production and operation conditions at the time of signing this contract, the three parties have, after consultation, determined the interest rate and its adjustment as set forth in this contract. The borrower and the co-borrower agree that, upon the occurrence of any “event of early maturity,” the lender has the right to implement risk repricing of the loan in accordance with this clause.

9.3.1 Risk repricing includes two methods: negotiated repricing and direct increase of the loan interest rate. The risk repricing method adopted under this contract shall be agreed upon by the three parties in clause 18.

9.3.2 “Negotiated repricing” means that the lender has the right to require the borrower and the co-borrower to negotiate with the lender within a specified time limit to increase the loan interest rate, and the three parties shall determine the “repricing date” and specific provisions regarding the relevant interest rate by way of a supplementary agreement.

9.3.3 “Direct increase of the loan interest rate” means that the lender has the right to directly increase the loan interest rate in accordance with this clause and clause 18.

9.3.3.1 From the “repricing date” notified in writing by the lender to the borrower and the co-borrower, the increased loan interest rate shall apply to each loan that has not been repaid by the borrower and the co-borrower as of the “repricing date.”

9.3.3.2 If the loan currency is renminbi, the increased loan interest rate for each loan shall be determined based on the LPR value applicable on the “repricing date,” plus or minus the spread value as agreed in clause 18.2. The “repricing date” is designated as day T, and the LPR value applicable on day T shall be the most recently published loan prime rate (LPR) prior to day T.

9.3.4 After the lender implements risk repricing in accordance with the foregoing provisions, the new interest rate shall take effect from the “repricing date.” On the basis of this interest rate, floating adjustments shall still be made in accordance with clause 3 of this contract. If the three parties agree through consultation to change the relevant provisions, the changed provisions shall apply. In the event of loan delinquency (including the borrower or co-borrower failing to repay on time or the loan being declared immediately due by the lender) or misuse, the penalty interest rate for delinquency or misuse shall be determined on the basis of the new interest rate (including the rate after floating adjustment under this contract), and the interest rate for calculating compound interest shall be adjusted accordingly.

9.3.5 The implementation of "risk repricing" shall not be deemed or interpreted as the lender waiving any other rights provided by laws, regulations, or this contract. The lender has the right to take other measures to protect its claims in accordance with laws, regulations, and this contract, including but not limited to the measures set forth in clause 9.2.

Clause 10 Default

10.1 If the borrower or co-borrower fails to repay the loan principal or pay interest in full and on time, or fails to use the loan in accordance with the agreed purposes under this contract and the facility utilization request, the lender shall charge interest at the penalty interest rate for overdue loans or the penalty interest rate for misused loans, and shall charge compound interest on any unpaid interest. If the penalty interest rate is adjusted in accordance with the contract, the interest rate for calculating compound interest shall be adjusted accordingly.

10.2 If the borrower or co-borrower fails to repay the loan principal or pay interest in full and on time, they shall jointly bear the collection fees, litigation fees (or arbitration fees), preservation fees, announcement fees, enforcement fees, attorney fees, travel expenses, and other costs incurred by the lender to realize its claims.

Clause 11 Deduction Arrangements

11.1 The borrower and the co-borrower authorize that, when any loan principal, interest, penalty interest, compound interest, or other fees become due and payable, the lender has the right to deduct funds from any account opened by the borrower or co-borrower at any branch of Bank of Communications Co., Ltd. to satisfy such obligations.

11.2 After such deduction, the lender shall notify the borrower of the account number involved, the contract number, the facility utilization request number, the deducted amount, and the remaining debt amount.

11.3 If the deducted funds are insufficient to fully satisfy all of the borrower's debts, the order of application of the proceeds shall be determined in accordance with this contract.

11.4 If the currency of the deducted funds differs from the currency of the debt to be satisfied, the amount shall be converted into the debt currency at the exchange rate published by Bank of Communications Co., Ltd. at the time of deduction. If foreign exchange settlement, sale, or conversion procedures are required, the borrower and the co-borrower are obligated to assist the lender as requested by the lender, and all exchange rate risks shall be borne by the borrower and the co-borrower.

Clause 12 Notices

12.1 The contact information provided by the borrower and the co-borrower in this contract (including mailing address, contact telephone number, fax number, etc.) is true and valid. If any contact information changes, the borrower or co-borrower shall immediately send the updated information in writing to the lender’s mailing address as stated in this contract. Such changes shall take effect upon the lender’s receipt of the change notice.

12.2 Unless otherwise expressly provided in this contract, the lender may give any notice to the borrower or co-borrower by any of the following methods. The lender has the right to choose the notification method it deems appropriate and shall not be liable for any transmission errors, omissions, or delays arising from mail, fax, telephone, or any other communication system. If the lender uses multiple notification methods simultaneously, the notice that reaches the borrower or co-borrower earlier shall prevail. If the lender sends more than one notice regarding the same matter to the borrower or co-borrower and the contents of such notices differ, unless otherwise expressly stated in the notice, the notice sent later in time shall prevail.

(1) by public announcement, in which case the date of announcement on the lender’s website, online banking platform, telephone banking system, or at its business outlets shall be deemed the date of service;

(2) by personal delivery, in which case the date on which the borrower or co-borrower (whichever receives it earlier) signs for the notice shall be deemed the date of service;

(3) by mail (including courier, ordinary mail, or registered mail) sent to the most recently valid mailing address provided by the borrower or co-borrower, in which case the date of mailing shall be deemed the date of service.

After the third day (for same-city delivery) or the fifth day (for different-city delivery) from the date of mailing, the document shall be deemed served.

(4) For delivery by fax, mobile phone text message, or other electronic communication methods to the most recently valid fax number, mobile phone number, email address, or WeChat ID provided by the borrower or the co-borrower, the date of sending shall be deemed the date of service. The aforementioned service shall be deemed effective when the relevant information enters the server terminal of the service provider, regardless of whether the information is actually displayed on the client terminal.

12.3 The borrower and the co-borrower agree that, unless the lender receives a written notice from the borrower and the co-borrower regarding a change of correspondence address, or the borrower and the co-borrower directly submit a confirmation of service address to the court, the correspondence address filled in by the borrower and the co-borrower in this contract shall be the address for the court to serve judicial documents and other written documents on the borrower and the co-borrower. The scope of application of the aforementioned service address includes, but is not limited to, first-instance civil litigation, jurisdictional objection and review, second-instance proceedings, retrial, remand for retrial, and enforcement proceedings.

During the dispute resolution process under this contract, the court has the right to serve judicial documents and other written documents on the borrower and the co-borrower through any of the communication methods stipulated in Article 12.2. The court has the right to choose the communication method it deems appropriate and shall not be liable for any transmission errors, omissions, or delays arising from postal, fax, telephone, telex, or any other communication system. If the court chooses multiple communication methods simultaneously, the one that reaches the borrower or the co-borrower earlier shall prevail.

12.4 This clause constitutes an independently existing dispute resolution clause within the contract. The invalidity, revocation, or termination of this contract shall not affect the validity of this clause.

Article 13 Information Disclosure and Confidentiality

13.1 With respect to the non-public information and materials of the borrower and the co-borrower obtained or learned during the signing and performance of this contract, the lender's use of such information and materials (including but not limited to collection, storage, use, processing, transmission, provision, and disclosure) shall not violate laws, regulations, and regulatory requirements. The lender shall bear confidentiality obligations in accordance with the law and shall not disclose such information and materials to any third party, except in the following circumstances:

(1) disclosure required by applicable laws and regulations;

(2) disclosure required by judicial authorities or regulatory agencies in accordance with the law;

(3) when the borrower or the co-borrower fails to repay the loan principal and/or pay interest in full and on time, disclosure by the lender to its external professional advisors as necessary for the realization of the claims under this contract, and allowing such external professional advisors to use the information on a confidential basis;

(4) other actions reasonably taken to protect the public interest or the legitimate rights and interests of the borrower or the co-borrower;

(5) disclosure agreed to or authorized by the borrower or the co-borrower.

13.2 The borrower and the co-borrower confirm that they have signed the corresponding authorization letters as required by the lender regarding the lender's processing of the credit information of the borrower and the co-borrower. The lender shall query, use, and retain the credit information of the borrower and the co-borrower within the scope stipulated in the authorization letters.

13.3 In addition to the circumstances stipulated in articles 13.1 and 13.2 of this contract, the borrower and the co-borrower further agree that Bank of Communications Co., Ltd. may use or disclose the information and materials of the borrower and the co-borrower, including but not limited to the basic information, credit transaction information, adverse information, other relevant information and materials of the borrower and the co-borrower, and contact information of related persons of the borrower (including legal representative, actual controller, financial personnel, etc.), in the following circumstances, and the borrower and the co-borrower agree to bear all consequences arising therefrom:

For the following purposes, disclose and allow the use of such information and materials on a confidential basis to business outsourcing institutions, third-party service providers, other financial institutions, and other institutions or individuals deemed necessary by the lender, including but not limited to other branches of Bank of Communications Co., Ltd., or subsidiaries wholly or partially owned by Bank of Communications Co., Ltd.: (i) for the purpose of conducting or in connection with bank credit business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting debts owed by the borrower or the co-borrower, implementing post-lending/ongoing management, and transferring bank credit business claims; (ii) for the lender to provide or potentially provide new products or services or further services to the borrower and the co-borrower.

The applicability of this article 13.3 shall be subject to the agreement of the three parties in article 20.2 of this contract.

Article 14 Governing law and dispute resolution

This contract shall be governed by the laws of the People's Republic of China (for the purpose of this contract, excluding the laws of Hong Kong, Macau, and Taiwan). Disputes arising under this contract shall be resolved in accordance with the method stipulated in article 20.5 of this contract. During the dispute period, the parties shall continue to perform the clauses not involved in the dispute.

Article 15 Composition, signing arrangements, and effectiveness of the contract

15.1 The "credit utilization application" and other related documents and materials signed when utilizing the credit line under this contract shall be an integral part of this contract.

15.2 The "Credit Utilization Application" is a supplement to this contract. Unless otherwise agreed in the "Credit Utilization Application," the rights, obligations, and related matters between the borrower, the co-borrower, and the lender shall still be performed in accordance with the provisions of this contract.

15.3 Where the borrower and the co-borrower sign this contract, the "Credit Utilization Application," the "Entrusted Payment Authorization Letter," and other related documents through the corporate electronic banking system, the following provisions shall apply:

(1) The borrower shall activate the corporate electronic banking system as required by the lender, submit an application for activating the signing function of the corporate electronic banking system, sign the "Authorization Letter for Applying to Activate Signing Authority," and designate the co-borrower as the authorized person for the corporate electronic banking signing authority (hereinafter referred to as the "Authorized Person").

(2) The Authorized Person shall log in to the corporate electronic banking system, fill in and confirm relevant information as required by the lender, and sign using the borrower's electronic signature.

(3) The co-borrower shall submit the "Online Signing Authorization Letter for Co-borrower of Smart IP Loan" signed by the co-borrower personally, log in to the corporate electronic banking system, and follow the lender's requirements to fill in relevant information, confirm relevant information, and use the electronic signature of the co-borrower for signing.

Working Capital Loan Contract

(4) The lender reviews and confirms the relevant documents submitted by the borrower and the co-borrower, and signs them using an electronic signature.

(5) The borrower and the co-borrower acknowledge and agree to sign this contract, the "Credit Utilization Application" and the "Entrusted Payment Authorization" under this loan contract by means of the aforementioned electronic signature. The corresponding electronic signature represents the true intention of the borrower and the co-borrower to be aware of the contents of this contract, the "Credit Utilization Application", and the "Entrusted Payment Authorization" and to agree to sign this contract, the "Credit Utilization Application", and the "Entrusted Payment Authorization". The borrower and the co-borrower shall bear all legal consequences arising therefrom and compensate the lender for all losses incurred as a result.

(6) The borrower and the joint borrower agree that the signature field of the relevant documents signed through the corporate e-banking signing function will automatically display the electronic signatures of the borrower and the joint borrower generated based on the digital certificate issued by China Financial Certification Authority (hereinafter referred to as CFCA). The borrower and the joint borrower acknowledge and agree that the lender will send the borrower's corporate name, certificate type, certificate number, the joint borrower's name, certificate type, certificate number, data generated from logging into corporate e-banking, and relevant client-side information to CFCA to obtain a scenario certificate for signing the relevant documents through the corporate e-banking signing function. The aforementioned digital certificate is limited to use for this signing only. CFCA will retain the aforementioned information of the borrower and the joint borrower sent by the lender for subsequent identity verification and electronic signature evidence.

(7) The lender shall not be liable for any losses suffered by the borrower or the joint borrower, or for any hindrance, obstruction, or delay in the services they receive (including but not limited to the inability of the borrower or the joint borrower to log into corporate e-banking or the temporary inability to handle related business after logging in), caused by force majeure and/or changes in national policies, IT system failures, communication system failures, power system failures, or other reasons beyond the lender's control, unless otherwise agreed in a supplementary agreement by the three parties. The foregoing does not exempt the lender from liability that should be borne by the lender according to law due to the lender's fault.

15.4 This contract shall become effective upon signing by the borrower, the joint borrower, and the lender. Signing means that the authorized person designated by the borrower signs this contract on behalf of the borrower, and the authorized person, also acting as the joint borrower in their personal capacity, signs this contract in their own name. The authorized person fills in and confirms relevant information according to the prompts on the corporate e-banking interface, signs using the electronic signatures of the borrower and the joint borrower, and submits successfully. The lender completes the review and confirmation of the contract submitted by the borrower and the joint borrower and signs using an electronic signature. The electronic seals of the borrower, the joint borrower, and the lender are affixed to the contract signing field.

Article 16 Specific Content of the Credit Facility

16.1 Currency of the credit facility:

Amount in words: Seven million two hundred thousand yuan only

Can only be used for granting RMB loans; this credit facility is a revolving facility.

16.2 The credit period is from July 22, 2025 to July 21, 2027.

Article 17 Specific Agreements on Loan Disbursement, Payment, and Repayment

17.1 The term of each loan drawn under this contract shall not exceed 12 months, and the maturity date of all loans shall not be later than July 21, 2027.

17.2 The limit for autonomous payment under this contract is RMB 0.00 yuan.

17.3 The lender's entrusted payment method shall be adopted if any of the following conditions are met:

17.4 If the borrower makes autonomous payments, the borrower shall report to the lender a summary of the loan payment status within 15 days after the loan disbursement.

Article 18 Specific Agreements on Risk Repricing

18.1 This contract adopts the following (1) risk repricing method: (1) Negotiated repricing; (2) Direct increase of loan interest rate.

18.2 For the "direct increase of loan interest rate" method: The increased interest rate plus (minus) points is: no addition or subtraction, plus percentage points, minus percentage points. If a specific loan has other agreements on this matter, the increased interest rate plus (minus) points for that loan shall be subject to the applicable Credit Utilization Application.

Article 19 Contact Information

The contact information for the borrower and the joint borrower to receive the notices stipulated in Article 12 includes:

Correspondence address: Room 901, Building E1, Hongqiao World Center, Lane 1588, Zhuguang Road, Qingpu District, Shanghai, China

Recipient:Li Qihang

Postal code: 201702

Mobile phone number: 16650232562

Email address:16650232562

Article 20 Other Agreed Matters

20.1 The authorized person as stipulated in Article 15.3(1) of this contract is Liu Yuejin, with the certificate type being Second Generation Resident Identity Card, and the certificate number being [REDACTED].

20.2 The three parties agree that Article 13.3 applies apply to this contract.

20.3 "Credit balance" in Article 1 refers to the ✅credit facility reduced by the loan balance under this contract, or☒ the loan balance under this contract and the loan balance under the "Working Capital Loan Contract" numbered signed between the borrower and related parties (if applicable) and the lender on , or the loan balance under the "Tax Financing Personal Business Loan Contract" numbered signed with Bank of Communications on . If the loan balance under the original contract decreases, the credit balance under this contract shall increase accordingly. After this contract becomes effective, the borrower may no longer use the unused credit under the original contract to draw loans.

20.4 Based on the ESG risks faced by the industry to which the borrower belongs, the borrower ☐is ✅is not a Class A or Class B customer.

20.5 Specific Dispute Resolution Method

The parties agree that disputes under this contract shall be resolved in accordance with Article 20.5.1 below:

20.5.1 Any dispute arising under this contract shall be brought before the court with jurisdiction at the lender's location. Where the subject matter of the litigation is less than RMB 100,000 and falls within the scope of application of the small claims procedure of the competent court, the parties agree to apply the small claims procedure for trial. Where the court's technical conditions support the conduct of litigation activities online, the parties agree to complete the relevant litigation procedures through online means.

20.5.2 Any dispute arising under this contract shall be submitted to the / Arbitration Commission for arbitration in accordance with its arbitration rules. Where the dispute falls within the scope of the commission's online arbitration acceptance, the online arbitration and written proceedings shall be conducted in accordance with the commission's online arbitration rules effective at the time of filing the arbitration application. The arbitration award shall be final and binding on all parties.

20.5.3 Other

Borrower:

WIPO (Shanghai) New Energy Technology Co., Ltd.

Legal Representative (Responsible Person):Liu Yuejin

Legal Address:

Building 19, No. 8, 498 Guo Shou Jing Road, China (Shanghai) Pilot Free Trade Zone

Co-borrower:Liu Yuejin

Type of Identification Document:

Second Generation Resident Identity Card

Identification Document Number: [REDACTED]

Correspondence Address:

Room 901, Building E1, Hongqiao World Center, Lane 1588, Zhu Guang Road, Qingpu District, Shanghai, China

Lender:

Bank of Communications Co., Ltd. Shanghai Branch

Responsible Person:Yang Yong

Correspondence Address:

No. 200, Jiangxi Middle Road, Shanghai

The borrower and the co-borrower have read through all the terms of this contract. The lender has provided detailed explanations upon the request of the borrower and the co-borrower. The borrower and the co-borrower have no questions or objections regarding all contents at the time of signing this contract and understand the meaning and legal consequences of the contract terms, especially those marked with ▲▲ and in bold font.

(This page is the signing page of the Working Capital Loan Contract, no further text below)

Borrower Lender (Contract Seal)

Co-borrower:

Signing Date: July 22, 2025 Signing Date: July 22, 2025